Exhibit 10.13

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES OR DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE ACT.

THIS WARRANT IS SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN NOTE AND WARRANT PURCHASE AGREEMENT, BETWEEN THE COMPANY AND THE HOLDER, DATED OCTOBER 16, 1999.

Warrant to Purchase Common Stock

of

ProFlowers, Inc.

No. WC-	Date of Issuance – October 16, 1999

Void after October 16, 2004

ProFlowers, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received                                  (including any successors and assigns, “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company (including any corporation which shall succeed to or assume the obligations of the Company hereunder) at any time or from time to time before 5:00 PM Pacific time, on October 16, 2004 (the “Expiration Date”)                              (            ) fully paid and nonassessable shares of Common Stock of the Company; the purchase price per share of such Common Stock upon exercise of this Warrant shall be the lower of (i) $1.27 or (ii) the price of the first issue of Additional Shares of Common Stock (as defined in Section 6.4 hereof) in the amount of at least $2,000,000 which occurs after the Date of Issuance set forth above (the “Purchase Price”), subject to adjustment as provided herein. This Warrant is one of a series of warrants issued pursuant to a Note and Warrant Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) among the Company, the Holder and the purchasers of the other warrants, which warrants together are designated the “Investor Warrants.”

1. Initial Exercise Date; Expiration. This Warrant may be exercised by the Holder at any time or from time to time before 5:00 PM, Pacific time, on October 16, 2004 (the “Exercise Period”).

2. Exercise of Warrant; Partial Exercise. This Warrant may be exercised in full or in part by the Holder by surrender of this Warrant, together with the form of subscription attached hereto as Schedule 1, duly executed by the Holder, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, of the Purchase Price of the shares of Common Stock to be purchased hereunder in an amount equal to such Purchase Price. For any partial exercise hereof, the Holder shall designate in a subscription in the form of

Schedule 1 attached hereto delivered to the Company the number of shares of Common Stock that it wishes to purchase. On any such partial exercise, the Company at its expense shall forthwith issue and deliver to the Holder a new warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Common Stock represented by this Warrant which have not been purchased upon such exercise.

3. Net Issuance.

3.1 Right to Convert. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant or any portion thereof (the “Conversion Right”) into shares of Common Stock as provided in this Section 3 at any time or from time to time during the Exercise Period. Upon exercise of the Conversion Right with respect to a particular number of shares subject to the Warrant (the “Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable shares of Common Stock computed using the following formula:

X=	Y (A-B)
A

Where		X	=	the number of shares of Common Stock to be delivered to the Holder

		Y	=	the number of Converted Warrant Shares

		A	=	the fair market value of one share of the Company’s Common Stock on the Conversion Date (as defined below)

		B	=	the Purchase Price (as adjusted through the Conversion Date)

The Conversion Right may only be exercised with respect to a whole number of shares subject to the Warrant. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as defined below). Shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of the Warrant.

3.2 Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of the Warrant at the principal office of the Corporation together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the total number of shares under the Warrant that the Holder is exercising through the Conversion Right. Such conversion shall be effective upon receipt by the Corporation of the Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to the Warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder promptly following the Conversion Date.

3.3 Determination of Fair Market Value. For purposes of this Section 3, fair market value of a share of Common Stock on the Conversion Date shall mean:

(1) If traded on a stock exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing selling prices of the Common Stock on the stock exchange determined by the Board to be the primary market for the Common Stock over the ten (10) trading day period (or such shorter period immediately following the closing of an initial public offering) ending on the date prior to the Conversion Date, as such prices are officially quoted in the composite tape of transactions on such exchange;

(2) If traded over-the-counter, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices (or, if such information is available, the closing selling prices) of the Common Stock over the ten (10) trading day period (or such shorter period immediately following the closing of an initial public offering) ending on the date prior to the Conversion Date, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system; and

(3) If there is no public market for the Common Stock, then the fair market value shall be determined in good faith by the Board of Directors of the Company.

4. When Exercise Effective. The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the business day on which this Warrant is surrendered to the Company as provided in Section 2, and at such time the person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise, as provided in Section 5, shall be deemed to be the record holder of such Common Stock for all purposes.

5. Delivery on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, a certificate or certificates for the number of fully paid and nonassessable full shares of Common Stock to which the Holder shall be entitled on such exercise, together with cash, in lieu of any fraction of a share, equal to such fraction of the current market value of one full share of Common Stock as determined in good faith by the Board of Directors.

6. Adjustments to Conversion Price. The number and kind of shares of Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant and the Purchase Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

6.1 Dividends, Distributions, Stock Splits or Combinations. If the Company shall at any time or from time to time after the date hereof (a) make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of common or preferred stock (as the case may be), (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock or (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then and in each such event the Purchase Price then in effect and the number of shares issuable upon exercise of this Warrant shall be appropriately adjusted.

6.2 Reclassification or Reorganization. If the Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Section 6.1 above, or a reorganization, merger, consolidation or sale of assets provided for in Section 6.3 below), then and in each such event the Holder shall be entitled to receive upon the exercise of this Warrant the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, to which a holder of the number of shares of Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant would have received if this Warrant had been exercised immediately prior to such reorganization, reclassification or other change, all subject to further adjustment as provided herein.

6.3 Merger, Consolidation or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 6) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s assets and properties to any other person or entity, then as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holder shall thereafter be entitled to receive upon the exercise of this Warrant, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such reorganization, merger, consolidation or sale, to which a holder of the number of shares of Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant would have received if this Warrant had been exercised immediately prior to such reorganization, merger, consolidation or sale.

6.4 Additional Adjustments.

(1) Issuance of Additional Shares of Common Stock. If at any time on or after the date this Warrant is originally issued (the “Issue Date”) and on or prior to the earlier of (i) the consummation of an initial firm commitment underwritten public offering of its Common Stock (the “IPO Date”) or (ii) the Expiration Date, the Company shall issue or sell any shares of Common Stock, including additional shares of Common Stock deemed to be issued pursuant to Section 6.4(2), for per share consideration less than the then current Purchase Price (a “Dilutive Issuance”) other than: (A) shares of Common Stock issued pursuant to the Investor Warrants, (B) shares of Common Stock issued pursuant to a transaction described in Sections 6.1, 6.2 or 6.3, (C) shares of Common Stock issued without additional consideration upon conversion of Preferred Stock in accordance with the Company’s Certificate of Incorporation or issued as a dividend or distribution with respect to the Preferred Stock, (D) shares of Common Stock (or other securities which are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, such additional shares of Common Stock (“Convertible Securities”)) issued or issuable to employees, consultants, officers or directors of the Company pursuant to a stock option plan or restricted stock plan approved by the Company’s Board of Directors and (E) upon the approval of the Board of Directors, shares of Common Stock or Convertible Securities issued in connection with credit agreements with equipment lessors or commercial lenders or for other than primarily equity financing purposes (“Additional Shares of Common Stock”), then:

(A) the number of shares for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares for which this Warrant is exercisable immediately prior to such issuance or sale by a fraction (I) the numerator of which shall mean be the number of Adjusted Outstanding Shares (as defined below) immediately after such issue or sale (excluding any Adjusted Outstanding Shares resulting from any increase in the number of shares of Common Stock issuable upon conversion or exchange of any Convertible Securities or Option (as defined below) as a result of such Dilutive Issuance), and (II) the denominator of which shall be the number of shares of Adjusted Outstanding Shares immediately prior to such issue or sale plus the number of shares which the aggregate offering price (including any additional consideration payable upon exercise or conversion of an Option or Convertible Security, or both as the case may be) of the total number of such Additional Shares of Common Stock (including Additional Shares of Common Stock deemed issued pursuant to Section 6.4(2)) would purchase at the Purchase Price; and

(B) the Purchase Price as to the number of shares for which this Warrant is exercisable prior to such adjustment shall be adjusted by multiplying such Purchase Price by a fraction (A) the numerator of which shall be the number of shares for which this Warrant is exercisable immediately prior to such issue or sale; and (B) the denominator of which shall be the number of shares for which this Warrant is exercisable immediately after such issue or sale.

(C) For purposes of this Section 6.4, “Adjusted Outstanding Shares” shall mean all outstanding Common Stock of the Company and any Common Stock deemed issued pursuant to Section 6.4(2) (including, without limitation, the shares issuable pursuant to the Investor Warrants).

(2) Issue of Securities Deemed Issue of Additional Shares of Common Stock.

(A) Options and Convertible Securities. In the event the Company, at any time or from time to time after the Issue Date and on or prior to the earlier of (i) the IPO Date or (ii) the Expiration Date shall issue any Convertible Securities or any rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (each, an “Option” and, collectively, “Options”) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then, the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 6.4(3) hereof), of such Additional Shares of Common Stock would be less than the Purchase Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(I) no further adjustment to the Purchase Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(II) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Purchase Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(III) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Purchase Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(i) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (determined pursuant to Section 6.4(3) hereof) upon the issue of the Convertible Securities with respect to such Options were actually exercised;

(IV) no readjustment pursuant to clause (II) or (III) above shall have the effect of increasing the Purchase Price to an amount which exceeds the lower of (i) the Purchase Price on the original adjustment date, or (ii) the Purchase Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

(V) in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Purchase Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (III) above; and

(VI) if such record date have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Purchase Price which became effective on such record date shall be canceled as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this Section 6.4(2) as of the actual date of their issuance.

(3) Determination of Consideration. For purposes of this Section 6.4, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A) Cash and Property. Such consideration shall:

(I) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

(II) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(III) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

(B) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6.4(2) above, relating to Options and Convertible Securities, shall be determined by dividing:

(I) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration until such subsequent adjustment occurs) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(II) the maximum number of shares of Common Stock (as set forth in instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number until such subsequent adjustment occurs) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

6.5 Notice of Adjustments and Record Dates. The Company shall promptly notify the Holder in writing of each adjustment or readjustment of the Purchase Price and the number of shares of Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant. Such notice shall state the adjustment or readjustment and show in reasonable detail the facts on which that adjustment or readjustment is based. In the event of any taking by the Company of a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall notify Holder in writing of such record date at least twenty (20) days prior to the date specified therein.

6.6 When Adjustments To Be Made. No adjustment in the Purchase Price shall be required by this Section 6 if such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of less than 1 % in such price. Any adjustment representing a change of less than such minimum amount which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 6 and not previously made, would result in a minimum adjustment. Notwithstanding the foregoing, any adjustment carried forward shall be made no later than ten business days prior to the Expiration Date. All calculations under this Section 6.6 shall be made to the nearest cent. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

6.7 Certain Other Events. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this Section 6 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Purchase Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Purchase Price the total number, class and kind of shares as the Holder would have owned has the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.

7. Replacement of Warrants. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver to the Holder, in lieu thereof, a new Warrant of like tenor.

8. No Rights or Liability as a Shareholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder as a shareholder of the Company.

9. Miscellaneous.

9.1 Transfer of Warrant. This Warrant is transferable and assignable by Holder subject to the requirement (i) that any transferee or assignee of the Warrant must first agree in writing, in a form reasonably acceptable to the Company, to be bound by the terms of the Purchase Agreement, and exhibits thereto, and (ii) that any such assignment or transfer be, in the reasonable opinion of the Company’s counsel, in full compliance with applicable state and federal securities laws; provided that no such opinion of counsel shall be necessary for a transfer by such Holder to an affiliated entity or to a stockholder, member or partner (or retired partner) of such Holder, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were the original Holder hereof. All covenants, agreements and undertakings in this Warrant by or on behalf of any of the parties shall bind and inure to the benefit of the respective successors and assigns of the parties whether so expressed or not.

9.2 Notices. Any notice required or permitted under this Warrant shall be given in writing and in accordance with Section 8(d) of the Purchase Agreement (for purposes of which the term “Purchaser” shall mean the Holder hereunder), except as otherwise expressly provided in this Warrant.

9.3 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

9.4 Amendments and Waivers. Any term of this Warrant, except for the exercise rights (including the Purchase Price and the number of shares of Common Stock or other securities into which this Warrant is or becomes convertible) set forth in the preamble to this Warrant may be amended and the observance of any other term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of greater than fifty percent (50%) of the aggregate shares of the Common Stock issuable upon exercise of Investor Warrants then outstanding and in accordance with the Purchase Agreement. Any amendment or waiver effected in accordance with this Section 9.4 shall be binding upon the Holder of this Warrant (and of any securities into which this Warrant is exercisable), each future holder of all such securities, and the Company, even if the Holder of this Warrant or such future holder has not executed such amendment or waiver.

9.5 Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.6 Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to its conflicts of laws principles.

IN WITNESS WHEREOF, PROFLOWERS, INC. caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: October 16, 1999

PROFLOWERS, INC.

By:
William Strauss, President

SCHEDULE 1

FORM OF SUBSCRIPTION

(To be signed only on exercise of Warrant)

To:     ProFlowers, Inc.

The undersigned, the holder of the Warrant attached hereto, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder,             * shares of common stock of ProFlowers, Inc., and herewith makes payment of $             therefor, and requests that the certificates for such shares be issued in the name of, and delivered to                     , whose address is                                                                  .

(Signature must conform in all respects to name of the Holder as specified on the face of the Warrant)

(Print Name)

(Address)

Dated:

*	Insert here the number of shares as to which the Warrant is being exercised.

Schedule A

Martin Levy

Kevin Fang

Werner Strauss

Henry Strauss

Teddy Struhl

Robert Sills

Arthur B. Laffer

Jeffery Strauss

Neil Senturia

Joel Citron

Lane Devries

Broadview SLT

Faye Russell

I-Hatch Ventures, LLC

Allan Reich

Michael Hakimi

Lon Glbert

Jared Schutz

John S. Sottasanti

Tele-Soft

Jared Schutz